UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2022, the board of directors (the “Board”) of Ra Medical Systems, Inc. (the “Company”) amended Sections 2.6 and 2.9 of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately (the “Bylaws Amendment”).  Section 2.6 of the Bylaws was amended to reduce the quorum required to hold meetings of the Company’s stockholders from a majority of the voting power of the stock issued and outstanding and entitled to vote of the voting power of the stock issued and outstanding and entitled to vote. Section 2.9 of the Bylaws was amended to change the voting threshold for all matters other than the election of directors to be the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a stockholder meeting and casting votes affirmatively or negatively on the subject matter, except as otherwise provided by law, the certificate of incorporation, the Bylaws or the rules of any applicable stock exchange.

The Bylaws Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
3.1	Bylaws Amendment

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: August 17, 2022	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)